NiSource Inc.
2010 Omnibus Incentive Plan

2018 Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (the “Agreement”), is made and entered into as of [________] (the “Date of Grant”), by and between NiSource Inc., a Delaware corporation (the “Company”), and [________], an Employee of the Company (the “Grantee”).

Section 1.  Restricted Stock Unit Award. The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an Award of [________] Restricted Stock Units. The Restricted Stock Units will be represented by a bookkeeping entry (the “RSU Account”) of the Company, and each Restricted Stock Unit shall be equivalent to one share of the Company’s common stock.

Section 2. Grantee Accounts. The number of Restricted Stock Units granted pursuant to this Agreement shall be credited to the Grantee’s RSU Account. Each RSU Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the Grantee (or the Grantee’s beneficiaries or estate if the Grantee is deceased) in accordance with Section 1 above. No funds shall be set aside or earmarked for any RSU Account, which shall be purely a bookkeeping device.

Section 3.  Vesting and Lapse of Restrictions.

(a)
Vesting. Subject to the forfeiture conditions described later in this Agreement, the Restricted Stock Units shall vest on [________] (the “Vesting Date”), at which date they will become 100% vested, provided that the Grantee is continuously employed by the Company through and including the Vesting Date. Except as set forth in subsection (b) hereof, if Grantee’s Service is terminated for any reason prior to the Vesting Date, the unvested Restricted Stock Units subject to this Agreement shall immediately terminate and be automatically forfeited by Grantee.

(b)
Effect of Termination of Service Prior to Vesting. Notwithstanding the foregoing, in the event that the Grantee’s Service terminates prior to the Vesting Date as a result of (i) the Grantee’s Retirement, (ii) the Grantee’s death, or (iii) the Grantee’s Disability, the restrictions set forth in subsection (a) above shall lapse with respect to a pro rata portion of such Restricted Stock Units on the date of termination of Service. Such pro rata lapse of restrictions shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the Date of Grant and the date the Grantee terminates Service, and the denominator shall be the number of full or partial calendar months between the Date of Grant and the Vesting Date. For purposes of this Agreement, “Retirement” means the Grantee’s termination from Service with the Company at or after attainment of age 55 and completing 10 years of service (within the meaning of the Company’s tax-qualified pension plan, regardless of whether the Grantee is eligible for such plan).

(c)
Change in Control. Notwithstanding the foregoing provisions, in the event of a Change in Control, the Restricted Stock Units under this Agreement shall vest in accordance with Article XVI of the Plan. In the event of any conflict between Article XVI of the Plan and this Agreement, Article XVI shall control.

Section 4. Delivery of Shares. Once Restricted Stock Units have vested under this Agreement, the Company will determine the number of Shares represented by the vested Restricted Stock Units in the Grantee’s RSU Account and deliver the total number of Shares due to the Grantee as soon as administratively practicable after such date but not later than March 15th of the year following the year in which such RSUs vest. Notwithstanding the foregoing, to the extent necessary to comply with Code Section 409A, if any RSUs vest prior to the Vesting Date in connection with a Grantee’s “separation from service” within the meaning of Code Section 409A and the Grantee is a “specified employee” within the meaning of Code Section 409A at the time of such separation from service, the Shares represented by the vested RSUs will be issued and delivered on the first business day after the date that is six (6) months following the date of the Grantee’s separation from service (or if earlier, the Grantee’s date of death). The delivery of the Shares shall be subject to payment of the applicable withholding tax liability and the forfeiture provisions of this Agreement. If the Grantee dies before the Company has distributed any portion of the vested Restricted Stock Units, the Company will transfer any Shares payable with respect to the vested Restricted Stock Units in accordance with the Grantee’s written beneficiary designation or to the Grantee’s estate if no written beneficiary designation is provided.

Section 5.  Withholding of Taxes. The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

Section 6. Securities Law Compliance. The delivery of all or any Shares that relate to the Restricted Stock Units shall only be effective at such time that the issuance of such Shares will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of Shares under the Securities Act of 1933 or to effect any state registration or qualification of the Shares that may be issued under this Agreement. The Company may, in its sole discretion, delay the delivery of Shares or place restrictive legends on Shares in order to ensure that the issuance of any Shares will be in compliance with federal or state securities laws and the rules of any exchange upon which the Company's Shares are traded. If the Company delays the delivery of Shares in order to ensure compliance with any state or federal securities or other laws, the Company shall deliver the Shares at the earliest date at which the Company reasonably believes that such delivery will not cause such violation, or at such later date that may be permitted under Code Section 409A.

Section 7. Restriction on Transferability. Except as otherwise provided under the Plan, until the Restricted Stock Units have vested under this Agreement, the Restricted Stock Units granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise), other than by will or the laws of descent and distribution. Any attempted transfer in violation of the provisions of this paragraph shall be void, and the purported transferee shall obtain no rights with respect to such Restricted Stock Units.

Section 8. Grantee’s Rights Unsecured. The right of the Grantee or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Grantee nor his or her beneficiary shall have any rights in or against any amounts credited to the Grantee’s RSU Account or any other specific assets of the Company. All amounts credited to the Grantee’s RSU Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes, as it may deem appropriate.

Section 9.  No Rights as Stockholder or Employee.

(a)
Unless and until Shares have been issued to the Grantee, the Grantee shall not have any privileges of a stockholder of the Company with respect to any Restricted Stock Units subject to this Agreement, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which Shares are entitled with respect to any such Restricted Stock Units.

(b)
Nothing in this Agreement or the Award shall confer upon the Grantee any right to continue as an Employee of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s Service at any time.

Section 10.  Adjustments. If at any time while the Award is outstanding, the number of outstanding Restricted Stock Units is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in the Plan, the number and kind of Restricted Stock Units shall be adjusted in accordance with the provisions of the Plan. In the event of certain corporate events specified in Article XVI of the Plan, any unvested Restricted Stock Units may be replaced by substituted Awards or forfeited in exchange for payment of cash in accordance with the procedures and provisions of Article XVI of the Plan.

Section 11.  Notices. Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the following address: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, IN 46410-6271, or at such other address as the Company may designate by notice to the Grantee. Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.

Section 12.  Administration. The administration of this Agreement, including the interpretation and amendment or termination of this Agreement, will be performed in accordance with the Plan. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of this Agreement shall be conclusive, final, and binding on all persons. This Agreement at all times shall be governed by the Plan, which is incorporated in this Agreement by reference, and in no way alter or modify the Plan. All capitalized terms used in this Agreement and not defined herein shall have the meaning set forth in the Plan. To the extent a conflict exists between this Agreement and the Plan, the provisions of the Plan shall govern. Notwithstanding the foregoing, if subsequent guidance is issued under Code Section 409A that would impose additional taxes, penalties, or interest to either the Company or the Grantee, the Company may administer this Agreement in accordance with such guidance and amend this Agreement without the consent of the Grantee to the extent such actions, in the reasonable judgment of the Company, are considered necessary to avoid the imposition of such additional taxes, penalties, or interest.

Section 13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the choice of law principles thereof.

Section 14. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 15. Entire Agreement; Code Section 409A Compliance. This Agreement and the Plan contain the terms and conditions with respect to the subject matter hereof and supersede any previous agreements, written or oral, relating to the subject matter hereof. This Agreement is pursuant to the terms of the Company’s 2010 Omnibus Incentive Plan (the “Plan”). The applicable terms of the Plan are incorporated herein by reference, including the definition of capitalized terms contained in the Plan, and including the Code Section 409A provisions of Section XIX of the Plan. This Agreement shall be interpreted in accordance with Code Section 409A including the rules related to payment timing for “specified employees” within the meaning of Code Section 409A. This Agreement shall be deemed to be modified to the maximum extent necessary to be in compliance with Code Section 409A’s rules. If the Grantee is unexpectedly required to include in the Grantee’s current year’s income any amount of compensation relating to the Restricted Stock Units because of a failure to meet the requirements of Code Section 409A, then to the extent permitted by Code Section 409A, the Grantee may receive a distribution of cash or Shares in an amount not to exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.

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IN WITNESS WHEREOF, the Company has caused this Award to be granted, and the Grantee has accepted this Award, as of the date first above written.

NiSource Inc.

____________________________________________
By:
Its:

GRANTEE

By:   _____________________